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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Statement Nos. 333-96699, 333-92483-99, 333-91829-99, 333-91743-99, 333-87069-99, 333-86289-99, 333-76077-99,
333-45446-99 and 333-11313-99) and on Form S-3 (Registration Numbers 333-107806-01, 333-91296, 333-85228-99, 333-99267 and 333-102246) of Nabors
Industries Ltd. of our report dated March 5, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 5, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

Houston, Texas
March 15, 2004